EXHIBIT 23.1
CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 23, 2011 relating to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
April 20, 2011